EXHIBIT 99.1

pressrelease

Media contact:	Investor contact:
Mike Jacobsen	Chris Bast
+1 330 490 3796	+1 330 490 6908
michael.jacobsen@diebold.com	christopher.bast@diebold.com
FOR IMMEDIATE RELEASE:
July 29, 2010
DIEBOLD REPORTS SECOND QUARTER RESULTS; REAFFIRMS FULL-YEAR OUTLOOK
Earnings overview presentation available at http://www.diebold.com/DBD2Q10.pdf
•	2Q EPS from continuing operations of $0.46, or $0.52 on a non-GAAP basis*

•	Total revenue for 2Q 2010 decreased 4%, including a net positive currency impact of 3%

•	Total gross margin improved by 2.4 percentage points from 2Q 2009, driven by positive product mix and continued improvements in service operations

•	Net debt* decreased nearly $50 million from June 30, 2009; net debt/cap 16% at June 30, 2010

•	Diebold makes voluntary FCPA disclosure related to its subsidiary in Russia
NORTH CANTON, Ohio — Diebold, Incorporated (NYSE: DBD) today reported second quarter 2010 income from continuing operations attributable to Diebold, net of tax, of $30.4 million, or $.46 per share, down 5% and 4% respectively from the second quarter 2009. Second quarter 2010 revenue was $665.2 million, down 4% from second quarter 2009.
Non-GAAP earnings per share* from continuing operations attributable to Diebold, net of tax, in the second quarter 2010 were $.52, up 2% from second quarter 2009.
Business Review
Management commentary
“We once again delivered solid core operating results despite a market environment that remains challenging. The visibility we have gained during the second quarter gives us increased confidence in reaffirming our outlook for the full year,” said Thomas W. Swidarski, Diebold president and chief executive officer. “We are successfully maintaining leading market positions and gaining increased traction in others through our ability to deliver unmatched service support and software solutions.”
Swidarski continued, “I was particularly encouraged by the sustained improvement in profitability in our service business. I am also encouraged by the increased stability in our security business, as our new market segments are beginning to generate overall growth in orders. Increased success in areas such as enterprise security is critical in our efforts to return this business to growth moving forward.”

*     See accompanying notes for non-GAAP measures.
-more-

PAGE 2/ DIEBOLD REPORTS 2010 SECOND QUARTER FINANCIAL RESULTS
Second Quarter Orders (constant currency)
Total product and services orders for financial self-service and security were down 2% compared to the prior-year period. Financial self-service orders decreased 4%. Security orders increased 7% overall driven by year over year increases in non-financial markets. Orders in Latin America and Brazil increased 29% due to Brazilian lottery and election systems volume in the current quarter. In North America, total orders remained flat to prior year. Orders in Europe, Middle East and Africa (EMEA) also remained at prior year levels. Asia Pacific orders were down 11% compared to prior year mainly due to a shift in seasonality in the financial self-service business.

Orders by Solution (Q2 2010 vs. Q2 2009)	% Change
Financial self-service solutions	-4%

Security solutions	7%

Total FSS & security	-2%

Brazil election systems & lottery	n/m

Total Global Order Entry	5%

Orders by Geography (Q2 2010 vs. Q2 2009)	% Change
Diebold North America	0%

Total Diebold International	10%

Latin America (incl. Brazil)	29%

Asia Pacific	-11%

Europe, Middle East, and Africa	0%

Total Global Order Entry	5%
Results of Operations
Profit/loss summary — 2nd quarter comparison (Dollars in millions)

		Q2 2010							Q2 2009
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales

$665.2	$178.1	26.8%	$131.3	$46.9	7.0%	GAAP Results	$690.9	$168.9	24.4%	$122.3	$46.6	6.7%

	0.2		(1.0)	1.2		Restructuring		2.7		(1.3)	4.0
	—		—	—		Non-rout. Exp		—		—	—
	—		0.1	(0.1)		Non-rout. Inc		—		1.3	(1.3)
	—		(4.1)	4.1		Impairment		—		—	—

$665.2	$178.3	26.8%	$126.2	$52.1	7.8%	Non-GAAP Results	$690.9	$171.6	24.8%	$122.3	$49.3	7.1%

Profit/loss summary — year-to-date comparison (Dollars in millions)

		YTD 6/30/10							YTD 6/30/09
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales

$1,284.2	$336.2	26.2%	$248.7	$87.4	6.8%	GAAP Results	$1,348.1	$321.2	23.8%	$230.2	$91.1	6.8%

	0.3		(2.0)	2.3		Restructuring		5.8		(2.7)	8.5
	—		—	—		Non-rout. Exp		—		(1.3)	1.3
	—		4.1	(4.1)		Non-rout. Inc		—		11.3	(11.3)
	—		(4.1)	4.1		Impairment		—		—	—

$1,284.2	$336.4	26.2%	$246.7	$89.7	7.0%	Non-GAAP Results	$1,348.1	$327.0	24.3%	$237.5	$89.5	6.6%

The company’s management believes excluding restructuring charges, non-routine expenses and income and impairment charges from operating margins is an indication of the company’s baseline performance before gains, losses, or other charges that are considered by management to be outside the company’s core operating results. The exclusion of these items permits evaluation and comparison of results for the company’s core business operations and it is on this basis that the company’s management internally assesses the company’s performance.

*     See accompanying notes for non-GAAP measures.
-more-

PAGE 3/ DIEBOLD REPORTS 2010 SECOND QUARTER FINANCIAL RESULTS
Revenue
Total revenue for the second quarter 2010 was down 4%, including a net positive currency impact of 3%.
Gross Margin
Total gross margin for the second quarter 2010 was 26.8%, an increase of 2.4 percentage points from the second quarter of 2009. Total gross margin included restructuring charges of $0.2 million in the second quarter of 2010 and $2.7 million in the second quarter of 2009. The increase in gross margin was due primarily to continued improvement in service operations and a positive global product mix.
Operating Expenses
Total operating expenses as a percentage of revenue for the second quarter 2010 was 19.7%, an increase of 2.0 percentage points from the second quarter of 2009. Operating expenses were higher largely due to an impairment charge, and increased legal and healthcare expenses. Operating expenses in the second quarter 2010 included $4.1 million of impairment related to intangible assets of TFE Technology Holdings (TFE), a maintenance provider of network and hardware service solutions to federal and state government agencies and commercial firms, and restructuring charges of $1.0 million. Operating expenses in the second quarter of 2009 included $1.3 million in restructuring charges, and $1.3 million in non-routine income associated with expense recovery and reimbursement from our D&O insurance carriers.
Operating Profit
Operating profit was 7.0% of net sales in the second quarter 2010, an increase of 0.3 percentage points from the second quarter 2009. Included in operating profit in both periods were restructuring charges and non-routine income, as well as an impairment charge in the second quarter 2010. Excluding these items from both periods, non-GAAP operating profit margin* was 7.8% in the second quarter 2010 and 7.1% in the second quarter 2009.
Income from Continuing Operations, net of tax (attributable to Diebold)
Income from continuing operations, net of tax, was $30.4 million, or 4.6% of revenue in the second quarter 2010, a decrease of 4.9%, or 0.1 percentage points from the second quarter 2009. Included in the second quarter 2010 results are restructuring charges net of tax of $0.9 million, and $3.0 in impairment charges related to intangible assets of TFE. Income from continuing operations in 2009 included restructuring charges net of tax of $3.0 million, and $1.0 million in expense recovery and reimbursement from our D&O insurance carriers.
Balance Sheet, Cash Flow and Liquidity
The company’s net debt* was $194.1 million at June 30, 2010, an increase of $128.8 million from December 31, 2009 and a reduction of $46.9 million from June 30, 2009. The company’s net debt to capital ratio was 16% at June 30, 2010, 6% at December 31, 2009, and 19% at June 30, 2009.
Net cash provided by operating activities was $39.4 million in the second quarter 2010, compared with net cash provided by operating activities of $60.3 million in second quarter 2009. Free cash flow* in the second quarter 2010 was $23.6 million, a decrease of $27.1 million from the second quarter 2009.

*     See accompanying notes for non-GAAP measures.
-more-

PAGE 4/ DIEBOLD REPORTS 2010 SECOND QUARTER FINANCIAL RESULTS
In the second quarter 2010, Diebold repurchased 310,449 of its common shares for approximately $10 million under its repurchase plan. The company has approximately 2.3 million shares remaining under its existing board authorization. For the first six months of 2010, Diebold repurchased 647,449 shares of its common shares for approximately $20 million under its repurchase plan.
Restructuring charges, impairment charges, and discontinued operations
The company incurred restructuring charges of $.01 per share in the second quarter of 2010. The majority of these charges were related to severance costs from the previously announced reorganization of the company’s North America and corporate functions, and the continued strategic realignment of the company’s global manufacturing. The company also incurred a pre-tax impairment charge in the second quarter 2010 of $4.1 million, or $.05 per share, related to the write down of intangible assets from TFE.
Voluntary disclosure related to Foreign Corrupt Practices Act
While conducting due diligence in connection with a potential acquisition in Russia, Diebold identified certain transactions and payments by its subsidiary in Russia (primarily during 2005 to 2008) that potentially implicate the Foreign Corrupt Practices Act (FCPA), particularly the books and records provisions of the FCPA. While the company’s current assessment indicates that the transactions and payments in question do not materially impact or alter the company’s financial statements, the company continues to collect information and is conducting an internal review of its global FCPA compliance. At this time, Diebold cannot predict the outcome or impact of this global review. In addition, the company has voluntarily self-reported its findings to the U.S. Department of Justice and the Securities and Exchange Commission and intends to fully cooperate with these agencies in their review.
Full-year 2010 outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future mergers, acquisitions, disposals or other business combinations. Expectations for the full year 2010 include:
•	Revenue

	Previous Guidance	Current Guidance
Total revenue	4% to 9%	5% to 8%
Financial self-service	2% to 6%	2% to 5%
Security	-1% to -6%	-1% to -5%
Brazil election sys. / lottery	$105 million to $115 million	$125 million to $135 million
•	Earnings per share

	Previous Guidance	Current Guidance
2010 EPS (GAAP)	$1.87 - $2.10	$1.91 - $2.09
Restructuring charges	.03 - .05	.03 - .05
Non-routine income	—	(.04)
Impairment	—	.05
2010 EPS non-GAAP*	$1.90 - $2.15	$1.95 - $2.15

*     See accompanying notes for non-GAAP measures.
-more-

PAGE 5/ DIEBOLD REPORTS 2010 SECOND QUARTER FINANCIAL RESULTS
Overview presentation and conference call
More information on Diebold’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold’s Investor Relations website. Thomas W. Swidarski and Bradley C. Richardson will discuss the company’s financial performance during a conference call today at 10:00 a.m. (ET). Both the presentation and access to the call are available at http://investors.diebold.com. The replay can also be accessed on the site for up to three months after the call.
Revenue Summary by Product, Service and Geographic Area
Revenue Summary by Product and Service Solutions
(In Thousands — Period Ended June 30)

	Q2 2010	Q2 2009	% Change	YTD 6/30/2010	YTD 6/30/2009	% Change
Financial Self-Service
Products	$203,741	$265,538	-23%	$407,441	$505,500	-19%
Services	265,449	270,619	-2%	533,257	529,459	1%

Total Fin. self-service	469,190	536,157	-12%	940,698	1,034,959	-9%

Security solutions
Products	48,945	57,379	-15%	100,395	115,829	-13%
Services	100,832	95,708	5%	194,273	194,880	0%

Total Security	149,777	153,087	-2%	294,668	310,709	-5%

Total Fin. self-service & security	618,967	689,244	-10%	1,235,366	1,345,668	-8%

Election Systems & Lottery
Products	46,198	1,652	n/m	48,793	2,479	n/m
Services	15	—	0%	20	—	0%

Total Election Systems & Lottery	46,213	1,652	n/m	48,813	2,479	n/m

Total Revenue	$665,180	$690,896	-4%	$1,284,179	$1,348,147	-5%

Revenue Summary by Geographic Segment

	Q2 2010	Q2 2009	% Change	YTD 6/30/2010	YTD 6/30/2009	% Change
Diebold North America	$322,635	$362,454	-11%	$618,835	$718,137	-14%
Diebold International
Latin America (incl. Brazil)	175,800	155,937	13%	325,327	287,603	13%
Asia Pacific	90,416	83,683	8%	188,858	182,620	3%
Europe, Middle East, Africa	76,329	88,822	-14%	151,159	159,787	-5%

Total Diebold International	342,545	328,442	4%	665,344	630,010	6%

Total Revenue	$665,180	$690,896	-4%	$1,284,179	$1,348,147	-5%

Other income/(expense), net summary:

	Q2 2010	Q2 2009	YTD 6/30/10	YTD 6/30/09
Other income / (expense)	$2,891	$1,085	$5,189	$(23,386)
Foreign exchange (loss), net	(553)	(589)	(5,194)	(1,798)
Interest expense	(9,301)	(7,787)	(18,356)	(17,745)
Investment income	4,519	7,004	10,401	12,827
Other income / (expense), net	$(2,444)	$(287)	$(7,960)	$(30,102)
Year-to-date 2010 foreign exchange losses were largely related to the Venezuela currency devaluation, as disclosed during the company’s first quarter 2010 earnings report.
-more-

PAGE 6/ DIEBOLD REPORTS 2010 SECOND QUARTER FINANCIAL RESULTS
Notes for Non-GAAP Measures
1.	Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q2 2010	Q2 2009	YTD 6/30/10	YTD 6/30/09
Total EPS from continuing operations (GAAP measure)	$0.46	$0.48	$0.83	$0.61
Restructuring charges	0.01	0.05	0.02	0.10
Non-routine expenses	0.00	0.00	0.00	0.39
Non-routine income	0.00	(0.02)	(0.05)	(0.13)
Impairment	0.05	0.00	0.05	0.00
Total EPS (non-GAAP measure)	$0.52	$0.51	$0.85	$0.97
The sums of the quarterly figures do not equal annual figures due to rounding or differences in the weighted-average number of shares outstanding during the respective periods.

The company’s management believes excluding restructuring charges, non-routine expenses and income and impairment charges is useful to investors because it provides an overall understanding of the company’s historical financial performance and future prospects. Management believes EPS (non-GAAP) from continuing operations is an indication of the company’s base-line performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. Exclusion of these items permits evaluation and comparison of results for the company’s core business operations, and it is on this basis that management internally assesses the company’s performance.

2.	Free cash flow is calculated as follows:

	Q2 2010	Q2 2009	YTD 6/30/10	YTD 6/30/09
Net cash provided by (used in) operating activities (GAAP measure)	$39,423	$60,289	$(16,047)	$79,826
Capital expenditures	(15,813)	(9,593)	(26,916)	(22,137)
Free cash flow (use) (non-GAAP measure)	$23,610	$50,696	$(42,963)	$57,689
The company’s management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities that is available for the execution of its business strategy, including service of debt principal, dividends, share repurchase and acquisitions. Free cash flow is utilized to fund our dividends, as well as mandatory debt payments and other investment opportunities. Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements that are deducted in the calculation of free cash flow.
3.	Net (debt) is calculated as follows:

	6/30/2010	12/31/2009	6/30/2009
Cash, cash equivalents and short-term investments (GAAP measure)	$383,101	$505,868	$350,102
Debt instruments	(577,193)	(571,204)	(591,055)
Net (debt) (non-GAAP measure)	$(194,092)	$(65,336)	$(240,953)
The company’s management believes that given the net debt, the significant cash, cash equivalents and other investments on its balance sheet, that to net cash against outstanding debt is a meaningful debt calculation.
-more-

PAGE 7/ DIEBOLD REPORTS 2010 SECOND QUARTER FINANCIAL RESULTS
4.	Reconciliation of GAAP Operating Margin to non-GAAP measures

	Q2 2010	Q2 2009	YTD 6/30/2010	YTD 6/30/2009
GAAP Operating Profit	$46,855	$46,608	$87,440	$91,084
GAAP Operating Profit %	7.0%	6.7%	6.8%	6.8%
Restructuring	1,194	4,000	2,310	8,456
Non-routine Expenses	—	—	18	1,328
Non-routine Income	(50)	(1,323)	(4,148)	(11,323)
Impairment	4,096	—	4,096	—
Non GAAP Operating Margin	$52,095	$49,285	$89,716	$89,545
Non GAAP Operating Margin %	7.8%	7.1%	7.0%	6.6%
The company’s management believes excluding restructuring charges, non-routine expenses and income and impairment charges from operating margins is an indication of the company’s baseline performance before gains, losses, or other charges that are considered by management to be outside the company’s core operating results. The exclusion of these items permits evaluation and comparison of results for the company’s core business operations and it is on this basis that the company’s management internally assesses the company’s performance.
Forward-Looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements”. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company’s future operating performance, the company’s share of new and existing markets, the company’s short- and long-term revenue and earnings growth rates, and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity.
The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:
•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company’s relationships with customers, suppliers, distributors and/or partners in its business ventures;

•	changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company’s operations, including Brazil, where a significant portion of the company’s revenue is derived;

•	the company’s ability to take actions to mitigate the effect of the Venezuelan currency devaluation, further devaluation, actions of the Venezuelan government, and economic conditions in Venezuela;

•	the continuing effects of the recent economic downturn and the disruptions in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers’ ability to make capital expenditures, as well as adversely impact the availability and cost of credit;
-more-

PAGE 8/ DIEBOLD REPORTS 2010 SECOND QUARTER FINANCIAL RESULTS
•	acceptance of the company’s product and technology introductions in the marketplace;

•	the amount of cash and non-cash charges in connection with the restructuring of the company’s North America operations and corporate functions, and the closure of the company’s Newark, Ohio facility;

•	changes in the company’s intention to repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions could negatively impact foreign and domestic taxes;

•	unanticipated litigation, claims or assessments;

•	variations in consumer demand for financial self-service technologies, products and services;

•	potential security violations to the company’s information technology systems;

•	the investment performance of our pension plan assets, which could require us to increase our pension contributions, and significant changes in health care costs, including those that may result from government action such as the recently enacted U.S health care legislation;

•	the outcome of the company’s global FCPA review and any actions taken by government agencies in connection with the company’s self disclosure; and

•	the company’s ability to achieve benefits from its cost-reduction initiatives and other strategic changes.
About Diebold
Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs approximately 16,000 associates with representation in nearly 90 countries worldwide and is headquartered in Canton, Ohio, USA. Diebold is publicly traded on the New York Stock Exchange under the symbol ‘DBD.’ For more information, visit the company’s website at www.diebold.com.
###

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED INCOME STATEMENTS — UNAUDITED
(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
Net Sales
Product	$298,884	$324,569	$556,629	$623,808
Service	366,296	366,327	727,550	724,339

Total	665,180	690,896	1,284,179	1,348,147

Cost of goods
Product	221,742	244,906	414,019	469,569
Service	265,294	277,080	534,006	557,341

Total	487,036	521,986	948,025	1,026,910

Gross Profit	178,144	168,910	336,154	321,237

Percent of net sales	26.8%	24.4%	26.2%	23.8%

Operating expenses
Selling, general and administrative	110,791	105,352	209,768	197,365
Research, development and engineering	16,402	16,950	34,850	32,788
Impairment of assets	4,096	—	4,096	—

Total	131,289	122,302	248,714	230,153
Percent of net sales	19.7%	17.7%	19.4%	17.1%

Operating profit	46,855	46,608	87,440	91,084
Percent of net sales	7.0%	6.7%	6.8%	6.8%
Other income / (expense), net	(2,444)	(287)	(7,960)	(30,102)

Income from continuing operations before taxes	44,411	46,321	79,480	60,982
Taxes on income	(13,338)	(13,049)	(23,215)	(16,872)

Income from continuing operations	31,073	33,272	56,265	44,110
Loss from discontinued operations — net of tax	(683)	(1,558)	(1,653)	(8,639)

Net Income	30,390	31,714	54,612	35,471

Less: Net Income attrib to noncontrol interest	(659)	(1,284)	(957)	(3,393)

Net Income attributable to Diebold, Inc.	$29,731	$30,430	$53,655	$32,078

Basic weighted average shares outstanding	65,936	66,252	66,121	66,214
Diluted weighted average shares outstanding	66,636	66,786	66,678	66,734

Basic Earnings Per Share:
Income from continuing operations	$0.46	$0.48	$0.84	$0.61
Loss from discontinued operations	(0.01)	(0.02)	(0.03)	(0.13)

Net Income	$0.45	$0.46	$0.81	$0.48

Diluted Earnings Per Share:
Income from continuing operations	$0.46	$0.48	$0.83	$0.61
Loss from discontinued operations	(0.01)	(0.02)	(0.03)	(0.13)

Net Income	$0.45	$0.46	$0.80	$0.48

Amounts Attributable to Diebold, Inc.
Income from continuing operations — net of tax	$30,414	$31,988	$55,308	$40,717
Loss from discontinued operations — net of tax	(683)	(1,558)	(1,653)	(8,639)

Net Income attributable to Diebold, Inc.	$29,731	$30,430	$53,655	$32,078

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	June 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$231,619	$328,426
Short-term investments	151,482	177,442
Trade receivables, net	416,893	330,982
Inventories	466,561	448,243
Other current assets	248,499	302,992

Total current assets	1,515,054	1,588,085

Securities and other investments	73,960	73,989
Property, plant and equipment, net	198,466	204,820
Goodwill	419,082	450,937
Other assets	235,355	237,034

Total assets	$2,441,917	$2,554,865

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$21,108	$16,915
Accounts payable	163,608	147,496
Other current liabilities	489,246	578,680

Total current liabilities	673,962	743,091

Long-term debt	554,925	553,008
Long-term liabilities	166,212	186,740
Total equity	1,046,818	1,072,026

Total liabilities and equity	$2,441,917	$2,554,865

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN THOUSANDS)

	Six months ended June 30,
	2010	2009
Cash flow from operating activities:
Net income	$54,612	$35,471
Adjustments to reconcile net income to cash
provided by operating activities:
Devaluation on Venezuelan balance sheet	6,390	—
Depreciation and amortization	36,261	37,474
Other	10,366	5,004

Cash provided by (used in) changes
in certain assets and liabilities:
Trade receivables	(97,317)	54,122
Inventories	(35,531)	17,016
Accounts payable	22,318	(53,559)
Certain other assets and liabilities	(13,146)	(15,702)

Net cash (used in) / provided by operating activities	(16,047)	79,826

Cash flow from investing activities:
Proceeds from sale of discontinued operations	1,807	—
Payments for acquisitions, net of cash acquired	—	(5,364)
Net investment activity	19,954	(6,380)
Capital expenditures	(26,916)	(22,137)
Increase in certain other assets & other	(13,194)	(16,012)

Net cash used in investing activities	(18,349)	(49,893)

Cash flow from financing activities:
Dividends paid	(36,076)	(34,713)
Net borrowings / (repayments)	6,891	(28,859)
Repurchase of common shares	(19,866)	—
Other	(297)	(2,293)

Net cash used in financing activities	(49,348)	(65,865)

Effect of exchange rate changes on cash	(13,063)	705

Decrease in cash and cash equivalents	(96,807)	(35,227)
Cash and cash equivalents at the beginning of the period	328,426	241,436

Cash and cash equivalents at the end of the period	$231,619	$206,209